UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2008

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c), (e) Jay B. Simmons, age 51, was appointed as Executive Vice President, General Counsel and Secretary of AmericanWest Bancorporation and its wholly-owned subsidiary, AmericanWest Bank, effective April 1, 2008. Mr. Simmons assumed these positions previously held by R. Blair Reynolds, who is retiring effective April 30, 2008 as disclosed in a Form 8-K filed on March 14, 2008.

Mr. Simmons has over 20 years experience serving as in-house legal counsel for financial institutions. Immediately prior to his appointment by the Company, Mr. Simmons served for eight years as Vice President and Legal Counsel for Zions Management Services Company, a subsidiary of Zions Bancorporation based in Salt Lake City, Utah. Prior to joining Zions, Mr. Simmons served as Senior Vice President and General Counsel of Trans Financial, Inc., a bank holding company based in Bowling Green, Kentucky.

The Company entered into an employment agreement (“Agreement”) with Mr. Simmons effective April 1, 2008. Under the terms of the Agreement, which has an initial term of two years, Mr. Simmons will be paid a base salary of $171,990, receive a non-qualified stock option grant for 5,000 shares (with an exercise price equal to the per share market value of the Company’s common stock on the date of grant), receive reimbursement for certain relocation expenses and be eligible to participate in the Company’s executive officer annual performance incentive plan.

The Agreement also provides for post-termination benefits that are substantially the same as those provided to the Company’s other named executive officers. In the event Mr. Simmons is terminated without cause or resigns for good reason (as defined) in connection with a change in control, he is entitled to receive continuation of salary for a period of two years, the amount of bonus earned in the prior 12 months and accelerated vesting of equity awards. In the event such instances of termination occur and are not related to a change in control, Mr. Simmons will receive continuation of base salary for the greater of the remaining term of the agreement or one year, the pro-rata portion of any performance incentives (subject to plan provisions) and accelerated vesting of all equity awards. The Agreement includes covenants for non-competition and non-solicitation during the term of employment and under certain post-termination circumstances.

A copy of the Agreement is included herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Description

	99.1	Employment Agreement Dated April 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: April 1, 2008	/s/ Patrick J. Rusnak
Patrick J. Rusnak
EVP and Chief Operating Officer